Exhibit 99.1

Fortune Brands Delivers Strong Operating Margin and Profit Results; Company Updates Guidance to Reflect Softening Market Environment; Separation Into Two World-class Companies Progressing Well Ahead of Schedule

Business and Operations Highlights:

  3Q 2022 sales of $2.1 billion, an increase of 3 percent versus a year ago
  3Q 2022 earnings per share (EPS) of $1.57, an increase of 8 percent versus a year ago; EPS before charges / gains of $1.79, an increase of 20 percent versus a year ago
  Full-year guidance updated to reflect a softening market environment
  Separation into two world-class companies progressing well ahead of schedule

DEERFIELD, Ill.--(BUSINESS WIRE)--October 26, 2022--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced third quarter 2022 results.

“Our team delivered impressive third quarter results, including 20 percent EPS growth and margin improvement across all of our segments,” said Nicholas Fink, Chief Executive Officer, Fortune Brands. “Our sales grew 3 percent over an exceptionally strong 3Q 2021, reflecting the power of our brands. As anticipated, U.S. demand for housing softened in the quarter as housing affordability weighed on the consumer. The Company’s strong results demonstrate our ability to outgrow the market, achieve margin progress and invest for the future in a focused manner while facing a challenging environment.”

Fink continued, “We are taking proactive measures to drive market outperformance and profitability as we finish 2022 and begin 2023, while maintaining investment in our highest priority strategic initiatives. We have consistently distinguished ourselves by making the right moves during challenging times. Today’s environment is no different. We remain confident in the long-term fundamental demand for housing and will be primed to capture opportunities for value creation. Finally, I am pleased to report that our progress toward separating into two public companies is continuing well ahead of schedule. Our teams are working hard to complete the transaction this year.”

Third Quarter 2022

For the third quarter of 2022, sales were $2.1 billion, an increase of 3 percent over the third quarter of 2021. Earnings per share were $1.57, compared to $1.45 in the prior-year quarter, an increase of 8 percent. EPS before charges / gains were $1.79, compared to $1.49 the same quarter last year, an increase of 20 percent. Operating income was $281.2 million, compared to $286.6 million in the prior-year quarter, a decrease of 2 percent. Operating income before charges / gains was $334.9 million, compared to $293.3 million the same quarter last year, up 14 percent. Operating margin was 13.7 percent, compared to 14.4 percent in the third quarter of 2021. Operating margin before charges / gains was 16.3 percent, compared to 14.8 percent in the third quarter of 2021.

For each segment in the third quarter of 2022, compared to the prior-year quarter:

  Water Innovations sales decreased 14 percent and also decreased 14 percent adjusting for FX and acquisitions. Results were impacted by continued inventory destocking and softness in China. Importantly, U.S. point-of-sale grew approximately 5 percent in the quarter. Operating margin before charges / gains was 24.7 percent, up 210 basis points in the period over last year.
  Outdoors & Security sales increased 6 percent, or 5 percent adjusting for FX and acquisitions driven by price across all product categories. Operating margin before charges / gains was 16.1 percent, up 50 basis points in the period over last year.
  Cabinet sales increased 20 percent, driven by price across all product categories. Operating margin before charges / gains was 13.8 percent, up 410 basis points in the period over last year.

Balance Sheet and Liquidity

At the end of the quarter, net debt was $3.0 billion and net debt to EBITDA was 2.2x. The Company had $345 million in cash and $537 million of availability under its revolving credit facility.

The Company has repurchased approximately $75 million in common stock since the end of the second quarter, including approximately $36 million during the third quarter. Year-to-date, the Company has purchased approximately $580 million in common stock.

Annual Outlook Update

The Company now anticipates delivering 2022 full-year sales growth in the range of 4.5 percent to 5.5 percent relative to a global home products market growing at 2 percent to 4 percent and a U.S. home products market growing at 3 percent to 5 percent.

The Company now expects EPS before charges / gains for the full year to be in the range of $6.20 to $6.30.

The Company now expects to generate free cash flow of approximately $400 million to $450 million.

“Our teams continue to execute in a challenging environment, as demonstrated by our progress on margin and on strategic priorities,” said Patrick Hallinan, Chief Financial Officer, Fortune Brands. “We are facing increasing headwinds in response to slowing new construction and R&R activity coupled with greater than expected channel inventory reductions. In response, we are taking actions across the business to adjust to current market conditions. We remain committed to our long-term margin journey. We are already taking actions to prioritize margins and cash generation in anticipation of a softer market in 2023, while continuing to pursue our highest priority strategic initiatives. Our balance sheet is strong, and our focus will be on maintaining this strength. We fully maintain our confidence in the long-term fundamental opportunity of housing.”

Update on Separation into Two World-Class Companies

Please visit www.fbhs.com/separation-updates for more information about the progress of the separation, as well as information about our upcoming Investor Day on December 6, 2022.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Water Innovations, Outdoors & Security, and Cabinets, Fortune Brands’ 28,000 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands includes Moen and the House of Rohl within Water Innovations; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from MANTRA, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding general business strategies, market potential, anticipated future financial performance, the potential of our brands, the housing market, the timing of the completion of the intended spin-off transaction, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to include the expected benefits and costs of the intended spin-off transaction, the tax-free nature of the spin-off, the expected timing of the completion of the spin-off transaction and the transaction terms; general business and economic conditions; our reliance on the North American repair and remodel and new home construction activity levels; our reliance on key customers and suppliers; our ability to maintain our strong brands and to develop innovative products while maintaining our competitive positions; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on the Company’s business and results, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire; and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and our report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, EBITDA before charges / gains, net debt, net debt to EBITDA before charges / gains, and free cash flow, sales adjusted for foreign exchange, and organic increase in sales. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net sales

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	% Change		2022	2021	% Change
Net sales (GAAP)				Net sales (GAAP)
Water Innovations	$635.1	$741.4	(14)	Water Innovations	$1,928.6	$2,057.6	(6)
Outdoors & Security	560.4	528.4	6	Outdoors & Security	1,662.4	1,525.4	9
Cabinets	858.2	716.5	20	Cabinets	2,491.0	2,110.4	18
Total net sales	$2,053.7	$1,986.3	3	Total net sales	$6,082.0	$5,693.4	7

Quarter operating income

	Before charges & gains				GAAP

	Three Months Ended September 30,				Three Months Ended September 30,
Operating income (loss) before charges/gains (a)	2022	2021	% Change	Operating income (loss)	2022	2021	% Change
Water Innovations	$156.9	$167.7	(6)	Water Innovations	$152.7	$166.5	(8)
Outdoors & Security	90.1	82.4	9	Outdoors & Security	70.6	80.4	(12)
Cabinets	118.6	69.3	71	Cabinets	100.9	67.2	50
Corporate expenses	(30.7)	(26.1)	18	Corporate expenses	(43.0)	(27.5)	56

Total operating income before charges/gains	$334.9	$293.3	14	Total operating income (GAAP)	$281.2	$286.6	(2)

Earnings per share before charges/gains (b)				Diluted EPS (GAAP)
Diluted	$1.79	$1.49	20	Diluted EPS	$1.57	$1.45	8

EBITDA before charges/gains (c)	$385.8	$341.8	13	Net income (GAAP)	$204.2	$202.1	1

Year to Date operating income

	Before charges & gains				GAAP

	Nine Months Ended September 30,				Nine Months Ended September 30,
Operating income (loss) before charges/gains (a)	2022	2021	% Change	Operating income (loss)	2022	2021	% Change
Water Innovations	$468.6	$486.1	(4)	Water Innovations	$462.7	$483.3	(4)
Outdoors & Security	238.8	223.2	7	Outdoors & Security	223.3	211.7	5
Cabinets	290.7	220.7	32	Cabinets	243.3	214.2	14
Corporate expenses	(93.8)	(77.4)	21	Corporate expenses	(110.6)	(79.3)	39

Total operating income before charges/gains	$904.3	$852.6	6	Total operating income (GAAP)	$818.7	$829.9	(1)

Earnings per share before charges/gains (b)				Diluted EPS (GAAP)
Diluted	$4.76	$4.41	8	Diluted EPS	$4.37	$4.26	3

EBITDA before charges/gains (c)	$1,050.3	$995.0	6	Net income (GAAP)	$577.1	$597.1	(3)

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	September 30,	December 31,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$345.3	$471.5
Accounts receivable, net	936.1	885.7
Inventories	1,502.3	1,193.8
Other current assets	223.9	193.5
Total current assets	3,007.6	2,744.5

Property, plant and equipment, net	1,097.7	1,009.5
Goodwill	2,546.2	2,465.1
Other intangible assets, net of accumulated amortization	1,375.9	1,383.8
Other assets	388.2	333.3
Total assets	$8,415.6	$7,936.2

Liabilities and equity
Current liabilities
Short-term debt	$600.3	$400.0
Accounts payable	672.6	764.9
Other current liabilities	775.0	806.2
Total current liabilities	2,047.9	1,971.1

Long-term debt	2,786.9	2,309.8
Deferred income taxes	222.7	176.0
Other non-current liabilities	328.0	414.5
Total liabilities	5,385.5	4,871.4

Stockholders' equity	3,030.1	3,064.8
Total equity	3,030.1	3,064.8
Total liabilities and equity	$8,415.6	$7,936.2

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net income	$577.1	$597.1
Depreciation and amortization	142.4	141.4
Recognition of actuarial losses	0.4	1.1
Non-cash lease expense	33.8	31.8
Deferred taxes	34.9	9.6
Loss on equity investments	-	2.9
Asset impairment charge	26.0	-
Other non-cash items	44.7	40.3
Changes in assets and liabilities, net	(570.5)	(393.4)
Net cash provided by operating activities	$288.8	$430.8

Investing activities
Capital expenditures	$(175.1)	$(113.0)
Proceeds from the disposition of assets	8.1	1.7
Cost of acquisitions, net of cash acquired	(214.0)	5.2
Net cash used in investing activities	$(381.0)	$(106.1)

Financing activities
Increase in debt, net	$679.4	$55.0
Proceeds from the exercise of stock options	0.6	32.6
Treasury stock purchases	(531.1)	(252.9)
Dividends to stockholders	(109.8)	(107.9)
Other items, net	(48.0)	(11.9)
Net cash used in financing activities	$(8.9)	$(285.1)

Effect of foreign exchange rate changes on cash	$(26.0)	$1.0

Net (decrease) increase in cash and cash equivalents	$(127.1)	$40.6
Cash, cash equivalents and restricted cash* at beginning of period	476.1	425.0
Cash, cash equivalents and restricted cash* at end of period	$349.0	$465.6

FREE CASH FLOW	Nine Months Ended September 30,		2022 Full Year
	2022	2021	Approximation

Free cash flow**	$122.4	$352.1	$ 400.0 - 450.0
Add:
Capital expenditures	175.1	113.0	250.0 - 275.0
Less:
Proceeds from the disposition of assets	8.1	1.7	8.1
Proceeds from the exercise of stock options	0.6	32.6	1.0
Cash flow from operations (GAAP)	$288.8	$430.8	$ 640.9 - 715.9

*Restricted cash of $1.4 million and $2.3 million is included in Other current assets and Other assets, respectively, as of September 30, 2022. Restricted cash of $1.2 million and $3.7 million is included in Other current assets and Other assets, respectively, as of September 30, 2021.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment, and proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change

Net sales	$2,053.7	$1,986.3	3	$6,082.0	$5,693.4	7

Cost of products sold	1,310.2	1,280.0	2	3,895.9	3,637.2	7

Selling, general
and administrative expenses	415.3	400.2	4	1,259.4	1,166.3	8

Amortization of intangible assets	16.8	15.9	6	48.9	48.5	1

Asset impairment charge	-	-	-	26.0	-	NM

Restructuring charges	30.2	3.6	739	33.1	11.5	188

Operating income	281.2	286.6	(2)	818.7	829.9	(1)

Interest expense	33.1	20.6	61	85.4	63.2	35

Other (income) expense, net	(2.1)	(1.3)	(62)	(3.6)	0.7	(614)

Income before taxes	250.2	267.3	(6)	736.9	766.0	(4)

Income tax	46.0	65.2	(29)	159.8	168.9	(5)

Net income	$204.2	$202.1	1	$577.1	$597.1	(3)

Diluted earnings per common share
Net income	$1.57	$1.45	8	$4.37	$4.26	3

Diluted average number of shares outstanding	130.1	139.7	(7)	132.0	140.2	(6)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended September 30, 2022, diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding $53.7 million ($40.4 million after tax or $0.32 per diluted share) of restructuring and other charges/gains, the impact for actuarial losses associated with our defined benefit plans of $0.4 million and a tax benefit of $12.5 million ($0.10 per diluted share).

For the nine months ended September 30, 2022, diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding $59.6 million ($43.7 million after tax or $0.33 per diluted share) of restructuring and other charges/gains, asset impairment charges of $26.0 million ($19.6 million after tax or $0.15 per diluted share), the impact for actuarial losses associated with our defined benefit plans of $0.4 million and a tax benefit of $12.5 million ($0.09 per diluted share).

For the three months ended September 30, 2021, diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding $6.7 million ($5.1 million after tax or $0.03 per diluted share) of restructuring and other charges, the impact from actuarial losses associated with our defined benefit plans of $1.1 million ($0.8 million after tax or $0.01 per diluted share) and a tax benefit of $0.1 million.

For the nine months ended September 30, 2021, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $22.7 million ($17.0 million after tax or $0.12 per diluted share) of restructuring and other charges, loss on equity investments of $4.5 million ($3.4 million net of tax or $0.02 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $1.1 million ($0.8 million or $0.01 per diluted share), and a net tax expense of $0.1 million.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change

Earnings per common share - Diluted
Diluted EPS before charges/gains (b)	$1.79	$1.49	20	$4.76	$4.41	8

Restructuring and other (charges)/gains	(0.32)	(0.03)	967	(0.33)	(0.12)	175
Asset impairment charge (d)	-	-	-	(0.15)	-	NM
Loss on equity investments (e)	-	-	-	-	(0.02)	(100)
Defined benefit plan actuarial losses	-	(0.01)	(100)	-	(0.01)	(100)
Tax items	0.10	-	NM	0.09	-	NM

Diluted EPS (GAAP)	$1.57	$1.45	8	$4.37	$4.26	3

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$385.8	$341.8	13	$1,050.3	$995.0	6

Depreciation*	$(31.6)	$(30.2)	5	$(93.1)	$(89.0)	5
Amortization of intangible assets	(16.8)	(15.9)	6	(48.9)	(48.5)	1
Restructuring and other (charges)/gains	(53.7)	(6.7)	701	(59.6)	(22.7)	163
Interest expense	(33.1)	(20.6)	61	(85.4)	(63.2)	35
Asset impairment charge (d)	-	-	-	(26.0)	-	NM
Loss on equity investments (e)	-	-	-	-	(4.5)	(100)
Defined benefit plan actuarial losses	(0.4)	(1.1)	(64)	(0.4)	(1.1)	(64)
Income taxes	(46.0)	(65.2)	(29)	(159.8)	(168.9)	(5)

Net income (GAAP)	$204.2	$202.1	1	$577.1	$597.1	(3)

* Depreciation excludes accelerated depreciation expense of ($0.2) million and ($0.4) million for the three and nine months ended September 30, 2022, respectively. Depreciation excludes accelerated depreciation expense of ($0.1) million and ($3.9) million for the three and nine months ended September 30, 2021, respectively. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of September 30, 2022
Short-term debt **			$600.3
Long-term debt **			2,786.9
Total debt			3,387.2
Less:
Cash and cash equivalents **			345.3
Net debt (1)			$3,041.9
For the twelve months ended September 30, 2022
EBITDA before charges/gains (2) (c)			$1,363.6

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.2

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of September 30, 2022.

	Three Months Ended December 31,	Nine Months Ended September 30,	Twelve Months Ended September 30,

	2021	2022	2022

EBITDA BEFORE CHARGES/GAINS (c)	$313.3	$1,050.3	$1,363.6

Depreciation***	$(32.2)	$(93.1)	$(125.3)
Amortization of intangible assets	(15.6)	(48.9)	(64.5)
Restructuring and other (charges)/gains	(5.4)	(59.6)	(65.0)
Interest expense	(21.1)	(85.4)	(106.5)
Asset impairment charge (d)	-	(26.0)	(26.0)
Defined benefit plan actuarial (losses)/gains	0.2	(0.4)	(0.2)
Income taxes	(63.9)	(159.8)	(223.7)

Net income (GAAP)	$175.3	$577.1	$752.4

*** Depreciation excludes accelerated depreciation expense of ($0.4) million for the nine months ended September 30, 2022 and ($0.1) million for the three months ended December 31, 2021. Accelerated depreciation is included in restructuring and other charges/gains.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Net sales (GAAP)
Water Innovations	$635.1	$741.4	(14)	$1,928.6	$2,057.6	(6)
Outdoors & Security	560.4	528.4	6	1,662.4	1,525.4	9
Cabinets	858.2	716.5	20	2,491.0	2,110.4	18
Total net sales	$2,053.7	$1,986.3	3	$6,082.0	$5,693.4	7

Operating income (loss)
Water Innovations	$152.7	$166.5	(8)	$462.7	$483.3	(4)
Outdoors & Security	70.6	80.4	(12)	223.3	211.7	5
Cabinets	100.9	67.2	50	243.3	214.2	14
Corporate expenses	(43.0)	(27.5)	56	(110.6)	(79.3)	39

Total operating income (GAAP)	$281.2	$286.6	(2)	$818.7	$829.9	(1)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating income (loss) before charges/gains (a)
Water Innovations	$156.9	$167.7	(6)	$468.6	$486.1	(4)
Outdoors & Security	90.1	82.4	9	238.8	223.2	7
Cabinets	118.6	69.3	71	290.7	220.7	32
Corporate expenses	(30.7)	(26.1)	18	(93.8)	(77.4)	21

Total operating income before charges/gains (a)	334.9	293.3	14	904.3	852.6	6
Restructuring and other (charges)/gains (1) (2)	(53.7)	(6.7)	701	(59.6)	(22.7)	163
Asset impairment charge (d)	-	-	-	(26.0)	-	NM
Total operating income (GAAP)	$281.2	$286.6	(2)	$818.7	$829.9	(1)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs by segment these charges. Restructuring charges totaled $30.2 million and $33.1 million for the three months and nine months ended September 30, 2022, respectively. Restructuring charges totaled $3.6 million and $11.5 million for the three months and nine months ended September 30, 2021, respectively.

(2) "Other charges/gains" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses on the sale of previously closed facilities. In total, we recognized other charges of $4.1 million and $0.9 million for the three and nine months ended September 30, 2022, respectively, and other charges of $1.7 million and $5.9 million for the three and nine months ended September 30, 2021, respectively.

In our Water Innovations segment, other charges also include an acquisition-related inventory step-up expense for Aqualisa Holdings (International) Ltd. ("Aqualisa") of $1.3 million classified in cost of products sold for the three and nine months ended September 30, 2022.

In our Outdoors & Security segment, other charges also include an acquisition-related inventory step-up expense for Solar Innovations LLC and an affiliated entity (together, "Solar") of $0.7 million classified in cost of products sold for the nine months ended September 30, 2022, and $1.0 million and $2.1 million classified in selling, general and administrative for a compensation arrangement with the former owner of Solar for the three and nine months ended September 30, 2022, respectively. Other charges also includes an acquisition-related inventory step-up expense for Larson of $3.4 million classified in cost of products sold for the nine months ended September 30, 2021.

In our Cabinets segment, other charges also include expenditures of $3.7 million for the three and nine months ended September 30, 2022 incurred directly by Cabinets and related to the separation of FBHS and our Cabinets segment. These charges include accounting and other similar services related to our separation activities. In addition, $0.6 million of Cabinets public company expenses are included in our Corporate expenses before charges and gains, but included in our Cabinets segment GAAP operating income.

At Corporate, other charges also include expenditures of $12.3 million and $16.7 million for the three and nine months ended September 30, 2022, respectively, incurred directly by Corporate for banking, legal, accounting and other similar services directly related to the separation of FBHS and its Cabinets business. Other charges also include expenditures of $1.1 million for the three and nine months ended September 30, 2022 for banking, legal, accounting and other similar services directly related to the acquisition of Aqualisa. Other charges also include $1.4 million of external costs directly related to evaluation of acquisition targets during the three and nine months ended September 30, 2021. These costs include expenditures for accounting, tax and other similar services. Also, for the nine months ended September 30, 2021, other charges include $0.3 million for banking, legal, accounting and other similar services directly related to the acquisition of Larson classified in selling, general and administrative expenses and a pre-tax charge of $0.2 million for a loss on sale of a Corporate asset.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to before charges/gains information
Three Months Ended September 30,
(In millions, except per share amounts)
(Unaudited)

		Before charges/gains adjustments

			Defined benefit plan actuarial losses
		Restructuring			Before
	GAAP	and other		Tax items (1)	charges/gains
	(unaudited)	charges			(Non-GAAP)

2022	Third Quarter

Net sales	$2,053.7	-	-	-

Cost of products sold	1,310.2	(5.4)	-	-
Selling, general & administrative expenses	415.3	(18.1)	-	-
Amortization of intangible assets	16.8	-	-	-
Restructuring charges	30.2	(30.2)	-	-

Operating income	281.2	53.7	-	-	334.9

Interest expense	33.1	-	-	-
Other (income) expense, net	(2.1)	-	(0.4)	-
Income before taxes	250.2	53.7	0.4	-	304.3

Income tax	46.0	13.3	-	12.5

Net income	204.2	40.4	0.4	(12.5)	232.5

Diluted average number of shares outstanding	130.1				130.1

Diluted EPS	$1.57				$1.79

2021

Net Sales	$1,986.3	-	-	-

Cost of products sold	1,280.0	(1.0)	-	-
Selling, general & administrative expenses	400.2	(2.1)	-	-
Amortization of intangible assets	15.9	-	-	-
Restructuring charges	3.6	(3.6)	-	-

Operating income	286.6	6.7	-	-	293.3

Interest expense	20.6	-	-	-
Other (income) expense, net	(1.3)	-	(1.1)	-
Income before taxes	267.3	6.7	1.1	-	275.1

Income tax	65.2	1.6	0.3	0.1

Net income	202.1	5.1	0.8	(0.1)	$207.9

Diluted average number of shares outstanding	139.7				139.7

Diluted EPS	$1.45				$1.49

(1) Tax items for the three months ended September 30, 2022 were for reserves established relating to the Tax Cuts and Jobs Act of 2017 (the "Tax Act") that are now being reversed.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to before charges/gains information
Nine Months Ended September 30,
(In millions, except per share amounts)
(Unaudited)

		Before charges/gains adjustments

			Defined benefit plan actuarial losses
		Restructuring		Asset	Loss on		Before
	GAAP	and other		impairment	equity	Tax items (1)	charges/gains
	(Unaudited)	charges		charge	investments		(Non-GAAP)

2022	Year to Date

Net sales	$6,082.0	-	-	-	-	-

Cost of products sold	3,895.9	(2.2)	-	-	-	-
Selling, general & administrative expenses	1,259.4	(24.3)	-	-	-	-
Amortization of intangible assets	48.9	-	-	-	-	-
Asset impairment charge	26.0	-	-	(26.0)	-	-
Restructuring charges	33.1	(33.1)	-	-	-	-

Operating income	818.7	59.6	-	26.0	-	-	904.3

Interest expense	85.4	-	-	-	-	-
Other (income) expense, net	(3.6)	-	(0.4)	-	-	-
Income before taxes	736.9	59.6	0.4	26.0	-	-	822.9

Income taxes	159.8	15.9	-	6.4	-	12.5

Net income	$577.1	43.7	0.4	19.6	-	(12.5)	$628.3

Diluted average number of shares outstanding	132.0						132.0

Diluted EPS	$4.37						$4.76

2021

Net sales	$5,693.4	-	-	-	-	-

Cost of products sold	3,637.2	(8.3)	-	-	-	-
Selling, general & administrative expenses	1,166.3	(2.9)	-	-	-	-
Amortization of intangible assets	48.5	-	-	-	-	-
Restructuring charges	11.5	(11.5)	-	-	-	-

Operating income	829.9	22.7	-	-	-	-	852.6

Interest expense	63.2	-	-	-	-	-
Other (income) expense, net	0.7	-	(1.1)	-	(4.5)	-
Income before taxes	766.0	22.7	1.1	-	4.5	-	794.3

Income taxes	168.9	5.7	0.3	-	1.1	(0.1)

Net income	$597.1	17.0	0.8	-	3.4	0.1	$618.4

Diluted average number of shares outstanding	140.2						140.2

Diluted EPS	$4.26						$4.41

(1) Tax items for the nine months ended September 30, 2022 were for reserves established relating to the Tax Cuts and Jobs Act of 2017 (the "Tax Act") that are now being reversed. Tax items for the nine months ended September 30, 2021 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the "Tax Act") recorded in earlier periods.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended,
	September 30, 2022	September 30, 2021	Change

WATER INNOVATIONS
Before charges/gains operating margin	24.7%	22.6%	210 bps
Restructuring & other (charges)/gains	(0.7%)	(0.1%)
Operating margin	24.0%	22.5%	150 bps

OUTDOORS & SECURITY
Before charges/gains operating margin	16.1%	15.6%	50 bps
Restructuring & other (charges)/gains	(3.5%)	(0.4%)
Operating margin	12.6%	15.2%	(260) bps

CABINETS
Before charges/gains operating margin	13.8%	9.7%	410 bps
Restructuring & other (charges)/gains	(2.0%)	(0.3%)
Operating margin	11.8%	9.4%	240 bps

TOTAL COMPANY
Before charges/gains operating margin	16.3%	14.8%	150 bps
Restructuring & other (charges)/gains	(2.6%)	(0.4%)
Operating margin	13.7%	14.4%	(70) bps

Operating margin is calculated as operating income derived in accordance with GAAP, divided by GAAP net sales. Before charges/gains operating margin is operating income derived in accordance with GAAP, excluding restructuring and other charges/gains, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2022 GUIDANCE DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS
(Unaudited)

	Twelve Months Ending
	December 31, 2022	December 31, 2021	% Change

Diluted EPS before charges/gains - full year range	$ 6.20 - 6.30	$ 5.73	8 - 10

Diluted EPS before charges/gains (b)	$ 6.25	$ 5.73	9

Restructuring and other (charges)/gains	(0.52)	(0.17)
Asset impairment charge (d)	(0.15)	-
Loss on equity investments (e)	-	(0.02)
Defined benefit plan actuarial losses	(0.01)	-
	-	-
Tax items	0.10	0.09

Diluted EPS - (GAAP)	$ 5.67	$ 5.63	1

Diluted EPS - (GAAP) - full year range	$ 5.62 - 5.72	$ 5.63	0 - 2

For the twelve months ended December 31, 2021, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $28.1 million ($22.9 million after tax or $0.17 per diluted share) of restructuring and other charges/gains, including costs for banking, legal, accounting and other similar services directly related to the separation of FBHS and its Cabinets business and $2.2 million of mark-to-market expense classified in the other expense, net associated with the acquisition of the remaining outstanding shares of Flo, which occurred in January 2022, loss on equity investments of $4.5 million ($3.4 million net of tax or $0.02 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $1.0 million ($0.7 million net of tax) and a net tax expense of $0.2 million. In addition, we have excluded from this reconciliation the one-time external costs that are contingent on the separation between FBHS and its Cabinets business occurring, for which the timing is unknown. We estimate that these expenses will be in the range of $0.28 to $0.32 per diluted share and will be excluded from our diluted EPS before charges and gains.

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN OUTDOORS & SECURITY NET SALES EXCLUDING FX IMPACT AND ACQUISITIONS NET SALES TO PERCENTAGE CHANGE IN OUTDOORS & SECURITY NET SALES (GAAP)
(Unaudited)

Three Months Ended September 30, 2022
% Change
OUTDOORS & SECURITY
Percentage change in Outdoors & Security net sales excluding FX impact and acquisitions (organic)	5%
Acquisitions net sales	2%
FX impact	(1%)
Percentage change in Outdoors & Security net sales (GAAP)	6%

Outdoors & Security net sales excluding FX impact and acquisitions (organic) net sales is Outdoors & Security net sales derived in accordance with GAAP, excluding the impact of FX on net sales and Solar net sales. Management uses this measure to evaluate the overall performance of the Outdoors & Security segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN WATER INNOVATIONS NET SALES EXCLUDING FX IMPACT AND ACQUISITIONS TO PERCENTAGE CHANGE IN WATER INNOVATIONS NET SALES (GAAP)
(Unaudited)

Three Months Ended September 30, 2022
% Change
WATER INNOVATIONS
Percentage change in Water Innovations net sales excluding FX impact and acquisitions (organic)	(14%)
Acquisitions net sales	1%
FX impact	(1%)
Percentage change in Water Innovations net sales (GAAP)	(14%)

Water Innovations net sales excluding FX impact and acquisitions (organic) is Water Innovations net sales derived in accordance with GAAP, excluding the impact of FX on net sales and Aqualisa net sales. Management uses this measure to evaluate the overall performance of the Water Innovations segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP, excluding restructuring and other charges/gains and asset impairment charges. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding restructuring and other charges/gains, asset impairment charges, defined benefit plan actuarial losses, loss on equity investments and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, asset impairment charges, interest expense, defined benefit plan actuarial losses, loss on equity investments and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the and nine months ended September 30, 2022, represent a pre-tax impairment charge of $26.0 million related to an indefinite-lived tradename in our Cabinets segment.

(e) Loss on equity investments is related to our investment in Flo Technologies.

Definitions of Terms: GAAP Measures

In the first quarter of 2022, our Plumbing segment was renamed “Water Innovations” in order to better align with our key brands and organizational purpose. The Plumbing segment name change is to the name only and had no impact on the Company’s historical financial position, results of operations, cash flow or segment level results previously reported.

In 2018, our Water Innovations segment entered into a strategic partnership with, and acquired non-controlling equity interests in, Flo Technologies, Inc. ("Flo"), a U.S. manufacturer of comprehensive water monitoring and shut-off systems with leak detection technologies. In January 2020, we entered into an agreement to acquire the remaining outstanding shares of Flo in a multi-phase transaction. As part of this agreement, we acquired a majority of Flo’s outstanding shares during 2020 and entered into a forward contract to purchase all remaining shares of Flo during the first quarter of 2022 for a price based on a multiple of Flo’s 2021 sales and adjusted earnings before interest and taxes. On January 30, 2022, we made a final cash payment of $16.7 million to the legacy minority shareholders to acquire such shares which is reflected within Other financing, net in our consolidated statements of cash flows.

In January 2022, we acquired 100% of the outstanding equity of Solar a leading producer of wide-opening exterior door systems and outdoor enclosures, for a purchase price of $61.6 million, net of cash acquired. The purchase price is subject to a final post-closing working capital adjustment. We financed the transaction using cash on hand and borrowings under our revolving credit facility. The results of Solar are reported as part of the Outdoors & Security segment. Its complementary product offerings support the segment’s outdoor living strategy. Solar's net sales and operating income for the three and nine months ended September 30, 2022 were not material to the Company. We have not included pro forma financial information as the transaction is immaterial to our condensed consolidated statements of comprehensive income. The fair value allocated to assets acquired and liabilities assumed as of January 31, 2022 was $61.6 million, which includes $21.0 million of goodwill. Goodwill includes expected sales and cost synergies and is expected to be deductible for income tax purposes.

On April 28, 2022, the Company announced that its Board of Directors authorized the Company to develop a plan to separate the Company into two independent, publicly-traded companies via a tax-free spin-off of the MasterBrand Cabinets, Inc. business into a separate standalone publicly-traded company (the "Spin-Off"). On April 28, 2022, the Company stated it expected the Spin-Off to be completed approximately twelve months from the announcement date, subject to a number of conditions including the approval by the Company’s Board of Directors and the effectiveness of a registration statement on Form 10 to be filed with the SEC.

In July 2022, we acquired 100% of the outstanding equity of Aqualisa, a leading U.K. manufacturer of shower products known for premium, innovative, smart digital shower systems, for a purchase price of $156.0 million, net of cash acquired of $4.8 million. The results of Aqualisa are reported as part of the Water Innovations segment. Its product offerings will enable us to continue to leverage growing trends in water management and connected products. We financed the transaction with borrowings under our existing credit facilities. We have not included pro forma financial information as it is immaterial to our condensed consolidated statements of comprehensive income. The fair value allocated to assets acquired and liabilities assumed as of July 29, 2022 was $156.0 million.

Contacts

INVESTOR CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com

MEDIA CONTACT:
Darwin Minnis
847-484-4204
Media.Relations@FBHS.com